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Exhibit 23.1

CONSENT OF GOLDSTEIN GOLUB KESSLER LLP, INDEPENDENT PUBLIC ACCOUNTANTS

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of 24/7 Real Media, Inc. for the registration of 13,928,571 shares of its common stock and to the incorporation by reference therein of our report dated March 14, 2003, with respect to the consolidated financial statements of 24/7 Real Media, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

        As discussed in Note 3 of the Annual Report on Form 10-K for the year ended December 21, 2002, the Company adopted Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" effective January 1, 2002.

/s/ Goldstein Golub Kessler LLP

New York, New York
October 22, 2003

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CONSENT OF GOLDSTEIN GOLUB KESSLER LLP, INDEPENDENT PUBLIC ACCOUNTANTS